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                                                                   EXHIBIT 11



                       THE LANGER BIOMECHANICS GROUP, INC.
                              AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE AMOUNTS

      For the three and six months ended August 29, 1998 and August 30, 1997

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


                                                      Three Months                       Six Months
                                               Aug. 29, 1998  Aug. 30, 1997    Aug. 29, 1998  Aug. 30, 1997
                                              -------------  -------------    -------------  -------------
Basic:
  Net income                                    $   317,264     $   26,111      $  433,414      $   68,724
                                                -----------      ---------        ---------      ---------

  Number of common shares                         2,586,281      2,584,281        2,585,281      2,584,281

  Weighted number of shares issued during
    the period                                            0              0              907              0
                                                  ---------      ---------        ---------      ---------

  Weighted average number of common
    and common equivalent shares                  2,586,281      2,584,281        2,586,188      2,584,281
                                                  ---------      ---------        ---------      ---------

  Net income per share:
   Basic                                        $      0.12     $     0.01      $      0.17     $      0.03
                                                  ---------      ---------        ---------      ----------
                                                  ---------      ---------        ---------      ----------

Diluted:
  Net income                                    $   317,264     $  26,111         $ 433,414     $   68,724
                                                  ---------      ---------        ---------      ---------

  Weighted average number of common shares        2,586,281      2,584,281        2,586,188      2,584,281

  Assumed number of shares issued
    from common share equivalents                    48,358         91,729           53,589         91,729
                                                  ---------      ---------        ---------      ---------

  Weighted average number of common
    and common equivalent shares                  2,634,639      2,676,010        2,639,777      2,676,010
                                                  ---------      ---------        ---------      ---------

  Net income per share:
   Diluted                                      $      0.12     $     0.01      $      0.16     $     0.03
                                                  ---------      ---------        ---------      ---------
                                                  ---------      ---------        ---------      ---------
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